UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2016

TRANSAKT LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-50392	98-0514250
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Unit 8, 3/F. Wah Yiu Industrial Centre, 30-32 Au Pui Wan St.
Fotan, Hong Kong	n/a
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	852-52389111

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Items

On November 9, 2015, the Board of Directors of TransAKT Ltd (we", "us" "our”, and the “Company”) approved, subject to shareholder consent, a consolidation of our current issued and outstanding common shares on the basis of 1 new common share for 20 old common shares (the “Reverse Stock Split”). Subsequently, on April 1, 2016, a majority of our shareholders approved the Reverse Stock Split, to be implemented at the discretion of the Board of Directors by April 1, 2017.

Following receipt of FINRA approval on June 20, 2016, the Reverse Stock Split will become effective at the open of business on June 23, 2016, and will result in the consolidation of our issued and outstanding common shares from 613,447,306 shares to 30,672,366 shares. No fractional shares will be issued in connection with the Reverse Stock Split; in the case of a fractional share, the fractional share will be rounded up.

Our new CUSIP will be 893459305. Our new stock symbol will be TAKDD. The “D” will be removed in 20 business days and the symbol will revert back to TAKD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSAKT LTD.

/s/ Yam Chi-Wah
Yam Chi-Wah
Chief Financial Officer

Date: June 21, 2016